Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On June 3, 2019, Bottomline Technologies, Inc. (the “Company” or “Bottomline”) acquired the remaining outstanding capital stock of BankSight Software Systems, Inc., (“BankSight”) for $2.8 million in cash and 40,000 shares of Bottomline common stock. The common stock issued in the transaction had vesting conditions tied to continued employment and, as such, will result in the recognition of share-based payment expense over the share vesting period. Prior to the acquisition, Bottomline held a minority investment in BankSight preferred stock, without the ability to exercise control. BankSight is an early stage company that develops and markets a SaaS-based customer engagement and growth platform for banks and credit unions.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 was prepared as if the acquisition had occurred on that date and combines the historical consolidated balance sheets of Bottomline and BankSight as of that date. The unaudited pro forma condensed combined statements of operations were prepared as if the acquisition had occurred on July 1, 2017 and July 1, 2018 and combines the historical consolidated statements of operations of Bottomline and BankSight for the twelve and nine month periods ended June 30, 2018 and March 31, 2019, respectively.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, to show the effect of the combination of the Bottomline and BankSight on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The purchase price allocation has not been finalized, as the Company is still in the process of obtaining fair value estimates of assets acquired (including intangible assets) and liabilities assumed as of the date of this filing. Accordingly, the Company has prepared the pro forma adjustments based on assumptions that it believes are reasonable but that are subject to change as additional information becomes available and the preliminary purchase price allocation is finalized.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2019

(in thousands)

	Historical Bottomline	Historical BankSight	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and marketable securities	$87,990	$372	$(2,750	)(A)	$85,612
Cash held for customers	4,305				4,305
Accounts receivable, net	76,240	149			76,389
Prepaid and other current assets	32,111	79	603	(B)	32,793

Total current assets	200,646	600	(2,147)		199,099
Property and equipment, net	54,696	20	2	(C)	54,718
Goodwill	204,167		3,121	(D)	207,288
Intangible assets, net	168,819		3,724	(D)	172,543
Other assets	31,610		(2,493	)(E)	29,117

Total assets	$659,938	$620	$2,207		$662,765

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$11,530	$13			$11,543
Accrued expenses and other current liabilities	32,257	42	776	(F)	33,075
Customer account liabilities	4,305				4,305
Deferred revenue	80,082	130	217	(B)	80,429

Total current liabilities	128,174	185	993		129,352
Borrowings under credit facility	110,000				110,000
Deferred revenue, non current	18,722		201	(B)	18,923
Deferred income taxes	8,311		1,017	(G)	9,328
Other liabilities	20,398				20,398

Total liabilities	285,605	185	2,211		288,001
Stockholders’ equity:
Capital stock, at par	47				47
Additional paid-in-capital	711,558	5,793	(5,793	)(H)	711,558
Accumulated other comprehensive income (loss)	(35,200)	19	(19	)(H)	(35,200)
Treasury stock	(127,095)				(127,095)
Accumulated deficit	(174,977)	(5,377)	5,808	(H)	(174,546)

Total stockholders’ equity	374,333	435	(4)		374,764

Total liabilities and stockholders’ equity	$659,938	$620	$2,207		$662,765

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended June 30, 2018

(in thousands)

	Historical Bottomline	Historical BankSight	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Subscriptions, transactions, service and maintenance	$377,289	$751			$378,040
Software licenses	10,277				10,277
Other	6,530				6,530

Total revenues	394,096	751			394,847
Cost of revenues:
Subscriptions, transactions, service and maintenance	169,283	162	$64	(J)	169,509
Software licenses	815				815
Other	3,032				3,032

Total cost of revenues	173,130	162	64		173,356

Gross profit	220,966	589	(64)		221,491

Amortization of acquired intangible assets	22,076	—	745	(I)	22,821
Operating expenses	193,059	2,319	776	(J)	196,154

Income (loss) from operations	5,831	(1,730)	(1,585)		2,516
Other expense, net	(4,706)		(35	)(K)	(4,741)

Income (loss) before income taxes	1,125	(1,730)	(1,620)		(2,225)
Income tax benefit (provision)	8,203	(5)	542	(L)	8,740

Net income (loss)	$9,328	$(1,735)	$(1,078)		$6,515

Basic and diluted net income per common share	0.24				0.17

Shares used in computing basic net income per share	38,227		20	(M)	38,247

Shares used in computing basic net income per share	39,326		100	(M)	39,426

See accompanying notes

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended March 31, 2019

(in thousands)

	Historical Bottomline	Historical BankSight	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Subscriptions, transactions, service and maintenance	$296,605	$682			$297,287
Software licenses	13,979				13,979
Other	3,137				3,137

Total revenues	313,721	682			314,403
Cost of revenues:
Subscriptions, transactions, service and maintenance	132,696	232	$48	(J)	132,976
Software licenses	667				667
Other	2,461				2,461

Total cost of revenues	135,824	232	48		136,104

Gross profit	177,897	450	(48)		178,299

Amortization of acquired intangible assets	15,809	—	559	(I)	16,368
Operating expenses	159,983	1,404	582	(J)	161,969

Income (loss) from operations	2,105	(954)	(1,189)		(38)
Other expense, net	(2,334)		(26	)(K)	(2,360)

Loss before income taxes	(229)	(954)	(1,215)		(2,398)
Income tax benefit (provision)	6,104	(4)	334	(L)	6,434

Net income (loss)	$5,875	$(958)	$(881)		$4,036

Basic net income per common share	0.15				0.10

Diluted net income per common share	0.14				0.10

Shares used in computing basic net income per share	40,412				40,412

Shares used in computing basic net income per share	41,650		100	(M)	41,750

See accompanying notes

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Pro Forma Adjustments (dollar amounts in thousands):

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(A)	To record cash paid by Bottomline as purchase consideration to the selling stockholders of BankSight.

(B)	To adjust deferred revenue to fair value and to record contract assets on acquired customer contracts

(C)	To reflect fair value adjustments for acquired property, plant and equipment.

(D)	To reflect intangible assets arising from the acquisition, as follows:

Goodwill	$3,121
Customer and technology assets	3,724

$6,845

The valuation of the acquired intangible assets has not been finalized by Bottomline and these intangible asset values are likely to change in the final purchase price allocation.

(E)

To reclassify the fair value of Bottomline’s prior investment in BankSight in the amount of $3,510 and to recognize deferred tax assets of $1,017. These deferred tax assets are now expected to be realized, as BankSight’s deferred tax liabilities provide a source of future taxable income.

(F)	To record transaction related costs

(G)

To record adjustment for deferred tax liabilities arising in the acquisition. The deferred tax liabilities relate to finite lived intangible assets that will be amortized for financial reporting purposes but that will not be deductible for tax return purposes. This amount is subject to change as the allocation of intangible asset value between finite lived intangible assets and goodwill is finalized.

(H)

To record the elimination of the historical stockholders equity of BankSight, net of an increase to retained deficit for transaction related costs and net of a decrease to retained deficit due to the reduction of a portion of Bottomline’s valuation allowance against deferred tax assets.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations:

(I)

To record additional amortization expense related to the customer and technology intangible assets arising in the acquisition. The valuation of the acquired intangible assets has not been finalized by Bottomline and the asset values and the estimated asset lives are likely to change in the final purchase price allocation. Further, pro forma amortization expense has been calculated herein using the straight line method. Upon completion of the valuation process, the Company may conclude that the intangible assets should be amortized on a basis other than straight line. For purposes of the pro forma adjustments presented, we have used an estimated life of 5 years

(J)

To record share based payment expense related to compensatory awards of restricted stock issued as part of the acquisition and to BankSight employees who were hired by Bottomline. The restricted stock was valued based on the closing price of Bottomline’s common stock on the acquisition date (June 3, 2019) and expense is recognized on a straight line basis over the vesting period of five years.

(K)

To record a reduction in interest income as a result of the total cash purchase price paid by Bottomline, inclusive of its initial investment. The pro forma impact on interest income is based on recent interest income yields experienced by Bottomline.

(L)	To record the tax impact of the pro forma adjustments at the statutory tax rates in effect for the periods presented

(M)	To record effect of restricted stock issued. Restricted stock is included in the basic share count upon vesting, but is included in the diluted share count upon issuance.